Senior Financial Executive Joins Intellicheck
MELVILLE, NY – August 6, 2024 – Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation, today announced that Adam Sragovicz has joined the Company as a senior financial executive. The appointment of Mr. Sragovicz begins the transition of the leadership of Intellicheck’s financial organization. He will assume the position of CFO on September 1 upon the previously announced departure of Jeff Ishmael. As CFO, he will lead all aspects of finance and accounting and will report to Intellicheck CEO Bryan Lewis. Mr. Sragovicz joined the company on August 1, 2024 to work with the finance team to ensure a smooth transition
WHAT THEY’RE SAYING:
Intellicheck Board of Directors Chairman Guy L. Smith: "We are very excited to welcome Adam to the Intellicheck team. He brings a demonstrated track record of achieving strong financial results that we believe will support our ongoing strategic initiatives as we continue to deliver industry-leading identity validation technology solutions. We look forward to working with Adam to advance our roadmap for market expansion and long-term growth.”
Intellicheck CEO Bryan Lewis: “Adam is an experienced executive leader with extensive expertise in operational and financial performance. He has built a solid reputation through his experience in financial planning and analysis including numerous financial leadership positions. We believe his proven track record will be beneficial to Intellicheck, our partners, and our investors.”
Adam Sragovicz: “I am honored and excited to join the Intellicheck team. I look forward to leveraging my financial experience to advance the Company’s strategic goals and build on its successes to continue growth and increase value for our shareholders.”
Mr. Sragovicz has served in senior-level finance, management, and operating positions within multiple companies. As CFO at Presidio Property Trust, he managed external auditor, lender, investor relationships, accounting and financial planning and analysis.
As Vice President, Treasury at Encore Capital Group (NASDAQ:ECPG), a specialty finance company that provides debt recovery solutions and other related services for consumers across financial assets worldwide. Mr. Sragovicz’s` extensive responsibilities included investor relations, managing relationships with syndicate banks and other financing sources including JP Morgan, ING, Union Bank (Mitsubishi UFJ), Citibank, Manufacturers Bank (Sumitomo Mitsui), and BBVA Compass.
His multifaceted role as of Vice President of Treasury and Banking Relations at AccountPros included strategic planning for affiliated companies including transaction processing, technology services, online lending, and call centers.

Mr. Sragovicz’s position as Senior Vice President, Bank Relations at UniCache International included responsibility for vendor partnerships and software development business requirements. His banking expertise in mobile banking and sales force management was key to his success.

Additional banking experience includes his positions as Vice President Finance and Treasury at Imperial Capital Bank and Vice President Strategic and Financial Planning at Union Bank of California.

Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-sale scanner. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, Twitter, Facebook, and YouTube.

Contact
Media and Public Relations: Sharon Schultz (302) 539-3747/ sschultz@intellicheck.com
Investor Relations: Gar Jackson (949) 873-2789/ gjackson@intellicheck.com

About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital and physical identity validation solutions for KYC, AML, fraud, and age verification needs. Intellicheck validates identities for financial services, fintech companies, BNPL providers, e-commerce, and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-sale scanner. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, CFO transition and performance, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.